UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 19, 2010

ANNTAYLOR STORES CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-10738	13-3499319
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

7 Times Square

New York, New York 10036

(Address, including Zip Code, of Registrant’s Principal Executive Offices)

(212) 541-3300

(Registrant’s Telephone Number, Including Area Code)

Not Applicable

(Former Names or Former Addresses, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On May 19, 2010, at the 2010 Annual Meeting of Stockholders of AnnTaylor Stores Corporation (the “Company”), the Company’s stockholders approved certain amendments to the Company’s 2003 Equity Incentive Plan, as amended (the “2003 Plan”), that (1) increased the overall number of shares available for awards under the 2003 Plan by 3,000,000 shares of Common Stock, (2) included stock appreciation rights in the current individual limit of stock options that may be granted to an individual in any fiscal year so that such awards may be considered performance-based compensation under Section 162(m) of the Internal Revenue Code of 1986, as amended, and (3) extended the term of the 2003 Plan by five years.

A description of the material terms of the 2003 Plan was included in the Company’s Definitive Proxy Statement on Schedule 14A, as filed with the Securities and Exchange Commission on April 13, 2010. The above description of the 2003 Plan is not intended to be complete and is qualified in its entirety by the specific language in the 2003 Plan, a copy of which is attached as Exhibit A to that Proxy Statement and incorporated herein by reference.

Item 5.07	Submission of Matters to a Vote of Security Holders

The Company’s 2010 Annual Meeting of Stockholders was held on May 19, 2010. The following matters were voted upon and approved by the Company’s stockholders at the meeting:

1.	Election of Directors

Name	For	Against	Abstained	Broker Non-Votes
Michelle Gass	49,479,480	1,281,258	9,065	2,719,174
Michael W. Trapp	50,345,988	416,048	7,767	2,719,174
Daniel W. Yih	50,358,891	402,605	8,307	2,719,174

2.	Approval of amendments to the Company’s 2003 Plan.

For	Against	Abstaining	Broker Non-Votes
32,038,722	18,712,431	18,650	2,719,174

3.	Approval of an amendment to the Company’s Associate Discount Stock Purchase Plan.

For	Against	Abstaining	Broker Non-Votes
49,086,113	1,671,882	11,808	2,719,174

4.	Ratification of the appointment of Deloitte & Touche LLP as the Company’s independent registered public accounting firm for fiscal year 2010.

For	Against	Abstaining
52,705,937	748,218	34,822

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ANNTAYLOR STORES CORPORATION

	By:	/S/ BARBARA K. EISENBERG
Date: May 25, 2010		Barbara K. Eisenberg Executive Vice President, General Counsel and Secretary

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